Exhibit 10.1

EXCHANGERIGHT INCOME FUND OPERATING PARTNERSHIP, LP

AMENDMENT TO CLASSIFY COMMON UNITS

March 18, 2026

Pursuant to this Amendment to Classify Common Units (this “Amendment”), under a power contained in Section 4.3 of the Amended and Restated Limited Partnership Agreement (the “Base Agreement” and, as supplemented by this Amendment and as may otherwise be amended, supplemented or amended and restated from time to time, the “Partnership Agreement”) of ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), ExchangeRight Income Fund, a Maryland statutory trust (the “General Partner”), acting in its capacity as the sole general partner of the Operating Partnership, classified an unlimited number of Partnership Units as a new class of Partnership Units and designated such Partnership Units as NLP Common Units (each such Partnership Unit, an “NLP Common Unit”), each in separate series of NLP Common Units, as further set forth below.

(1) NLP Common Units.

(a) General Terms. The General Partner hereby designates and creates the NLP Common Units a class of Common Units of the Operating Partnership, to be issued in separate series as set forth herein (each, a “Series”), and fixes the rights and obligations of the holders of each such Series. Except as otherwise set forth in this Amendment, each NLP Common Unit is a Common Unit which entitles the holder thereof to the rights of a holder of a Common Unit as provided in the Partnership Agreement.

(b) Creation and Designation of Series. The following Series of NLP Common Units are hereby created, with each such Series to be designated as follows:

(i) NLP 20 Common Units;

(ii) NLP 23 Common Units;

(iii) NLP 24 Common Units;

(iv) NLP 25 Common Units;

(v) NLP 26 Common Units;

(vi) NLP 27 Common Units;

(vii) NLP 47 Common Units; and

(viii) NLP 49 Common Units.

Each Series of NLP Common Units designated above is considered a separate series of NLP Common Units for purposes of the Partnership Agreement, entitling the holders thereof, except as otherwise set forth in this Amendment, with the rights and obligations of the holders of an NLP Common Unit as specified in the Partnership Agreement and in this Amendment.

(c) Distributions. For purposes of distributions payable to Junior Units pursuant to Section 5.2(a) of the Partnership Agreement, the holders of each Series of NLP Common Units

Exhibit 10.1

shall be entitled to share in amounts distributable to the holders of Junior Units, with the amount(s) of such distribution(s) to the holders of each Series of NLP Common Units pursuant to Section 5.2(a) to be determined by the General Partner in its sole and absolute discretion. The General Partner shall have the authority, exercisable in its sole and absolute discretion, and without the approval of any Limited Partner or any other Person, to determine or change, at any time or from time to time, the amount or rate of, or manner of calculating, the distribution(s) payable to holders of each Series of NLP Common Units pursuant to this paragraph. Each distribution payable to the holders of each Series of NLP Common Units pursuant to this paragraph shall be made among such holders, pro rata, in accordance with their respective Percentage Interests in the applicable Series of NLP Common Units, in each case as of the record date for such distribution. For the avoidance of doubt, the amount of any distribution payable to a holder of a Series of NLP Common Units pursuant to Section 5.2(a) of the Partnership Agreement and the terms of this paragraph may be different than the amount of any distribution payable to the holders of any other class or Series of Junior Units.

(d) No Conversion Rights. The holders of each Series of the NLP Common Units shall not have any rights to convert such units into Partnership Units of any other class or Series of units or into any other securities of, or Partnership Interests in, the Operating Partnership.

(e) No Redemption Rights. Notwithstanding any contrary provision in the Partnership Agreement, the holders of each Series of the NLP Common Units shall not have any Redemption Rights as set forth in Section 8.5 of the Partnership Agreement. The General Partner shall have the authority, exercisable at any time after the date of this Amendment in its sole and absolute discretion, and without the approval or consent of any Limited Partner or any other Person, to provide Redemption Rights pursuant to Section 8.5 of the Partnership Agreement to the holders of one or more Series of NLP Common Units. Upon a determination by the General Partner to provide Redemption Rights pursuant to the preceding sentence, the General Partner shall give prompt written notice thereof (in accordance with Section 12.1 of the Partnership Agreement) to each holder of the Series of NLP Common Units to which Redemption Rights are granted, but in no event later than five business days after the date the General Partner takes action to provide such Redemption Rights.

(2) Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Agreement.

- Signature Page Follows -

Exhibit 10.1

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written, by the undersigned.

GENERAL PARTNER:

EXCHANGERIGHT INCOME FUND

By: ExchangeRight Income Fund Trustee, LLC, its Trustee

By: ExchangeRight Real Estate, LLC, its Manager

By: /s/ Warren Thomas

Name: Warren Thomas

Title: Manager

Signature Page – Operating Partnership – Amendment to Classify Common Units